UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Incyte Corporation (the “Company”), held on May 30, 2012 (the “Annual Meeting”), the Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the Company’s 2010 Stock Incentive Plan by 4,000,000 shares, from 12,553,475 shares to 16,553,475 shares.  A copy of the Company’s 2010 Stock Incentive Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting:

1.                                       The following Directors were elected:

	For	Withheld

Richard U. De Schutter	103,501,419	1,091,117

Barry M. Ariko	103,552,988	1,039,548

Julian C. Baker	103,477,932	1,114,604

Paul A. Brooke	103,395,711	1,196,825

Paul A. Friedman	103,851,524	741,012

Wendy L. Dixon	102,562,345	2,030,191

Roy A. Whitfield	68,310,093	36,282,443

2.                                       The amendment of the Company’s 2010 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
79,336,806	25,078,311	117,419	10,889,661

3.                                       The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain
103,223,681	1,137,045	231,810

4.                                       The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved.

For	Against	Abstain
114,606,717	829,367	46,113

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Incyte Corporation 2010 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2012

INCYTE CORPORATION

	By:	/s/ Eric H Siegel
Eric H. Siegel
Executive Vice President and
General Counsel